Exhibit 23.2
                                     Consent

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Amendment No. 1 to Registration Statement of Checkpoint Systems, Inc. on Form S-3 (File No. 333-03177) of our report dated April 27, 1995, on our audit of the consolidated financial statements of Actron Group Limited as at and for the year ended December 31, 1994, which report is included in Form 8-K/A filed by Checkpoint Systems, Inc. on February 15, 1996. We also consent to the reference to our firm under the caption "Experts."





Coopers & Lybrand
London, United Kingdom
May 21, 1996



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